UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2013
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Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)
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Ohio (State or other jurisdiction of incorporation or organization)	1-4372 (Commission File Number)	34-0863886 (I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio		44113
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 216-621-6060

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 31, 2013, Forest City Enterprises, Inc. (the “Company”) issued a press release announcing that the Company gave notice of its intention to terminate the put rights associated with its outstanding 3.625% Puttable Equity-Linked Senior Notes due 2014 (the “Notes”) (the “Put Termination Notice”). The Put Termination Notice is in accordance with the terms of the Indenture, dated as of October 7, 2009 by and between the Company and The Bank of New York Mellon Trust Company, N.A., as supplemented (the “Indenture”). Pursuant to the Indenture, holders may put their Notes to the Company at any time through June 20, 2013 (the “Put Termination Date”). Holders electing to put their Notes between May 31, 2013 and the Put Termination Date will receive 68.7758 shares of the Company's Class A common stock, par value $0.33-1/3 per share, per $1,000 principal amount of Notes put to the Company, together with a cash payment for interest payable on such Notes up to, but not including, October 15, 2013 and cash in lieu of fractional shares. At the time of the Put Termination Notice, there was $61,147,000 aggregate principal amount of the Notes outstanding.

A copy of the press release is “furnished” as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith.

Exhibit Number		Description
99.1	—	Press release dated May 31, 2013, announcing the put termination notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

		By:	/s/ ROBERT G. O'BRIEN
		Name:	Robert G. O’Brien
		Title:	Executive Vice President and Chief Financial Officer

Date:	May 31, 2013

EXHIBIT INDEX

Exhibit Number		Description
99.1	—	Press release dated May 31, 2013, announcing the put termination notice.